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Exhibit (a) (1)

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                      LEVCO ZERO COUPON/PUT FUND I, L.P.

          This Certificate of Limited Partnership of Levco Zero Coupon/Put Fund I, L.P. (the "Partnership") is being duly executed and filed by the undersigned to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.).

          1. The name of the limited partnership formed hereby is Levco Zero Coupon/Put Fund I, L.P.

          2. The address of the Partnership's registered office in the state of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. The name of the Partnership's registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

          3. The name and business address of the General Partner of the Partnership is as follows:

               Levco GP, Inc.
               One Rockefeller Plaza
               25th Floor
               New York, New York 10020

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Levco Zero Coupon/Put Fund I, L.P., this 29th day of January, 1997


                              LEVCO ZERO COUPON/PUT FUND I, L.P.

                              BY:  LEVCO GP, INC.
                              GENERAL PARTNER

                                    BY:  /S/ NORRIS NISSIM
                                         ------------------------
                                         NAME:  NORRIS NISSIM
                                         TITLE: AUTHORIZED PERSON